Exhibit 11.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Offering Statement on Form 1-A of our report dated April 27, 2023 relating to the December 31, 2022 financial statements of Connect Invest II LLC. We also consent to the reference of our firm under the caption “Experts” in this Offering Statement.

Las Vegas, Nevada

June 23, 2023